Exhibit 10.1

AMENDED AND RESTATED EXCHANGE AGREEMENT

This AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Agreement”), dated as of May14, 2015, is made by and among NRG Yield, Inc., a Delaware corporation (the “Corporation”), NRG Yield LLC, a Delaware limited liability company (“Yield LLC”), NRG Energy, Inc. (“NRG”) and the other persons from time to time party hereto in accordance with Section 5.1 hereof (collectively with NRG, the “Yield LLC Unitholders”).

WHEREAS, as of July 22, 2013, the parties entered into the Exchange Agreement (the “Original Exchange Agreement”) to provide for the exchange of certain Yield LLC Units for shares of Class A Common Stock (each as defined below), on the terms and subject to the conditions set forth herein.

WHEREAS, in connection with a split as of the date hereof of the Class A Common Stock of the Corporation into a share of Class A Common Stock and a share of Class C Common Stock (as defined below), and a split of the Class B Common Stock into a share of Class B Common Stock and a share of Class D Common Stock (each as defined below); and of the recapitalization of each Class A Unit of Yield LLC into a Class A Unit and a Class C Unit (each as defined below), and the recapitalization of each Class B Unit of Yield LLC into a Class B Unit and a Class D Unit (each as defined below), the parties desire to amend and restate the Original Exchange Agreement in its entirety; and

WHEREAS, each of the Corporation and NRG are the existing holders of all the outstanding units of Yield LLC, and pursuant to Section 5.7 of the Original Exchange Agreement desire to provide, and hereby provide, written consent to the amendments made to the Original Exchange Agreement by this Amended and Restated Exchange Agreement, and further acknowledge and desire to consent to the issuance by Yield LLC of the Class C Units and the Class D Units to the Corporation and NRG, respectively;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1  Effective Time.

This Agreement shall be effective as of the date above written (the “Effective Time”).

SECTION 1.2  Definitions.

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Yield LLC Operating Agreement (as defined below), and the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Corporation.

“Class C Common Stock” means the Class C common stock, par value $0.01 per share, of the Corporation.

“Class D Common Stock” means the Class B common stock, par value $0.01 per share, of the Corporation.

“Class A Units” means the Class A Units of Yield LLC, with such rights and privileges as set forth in the Yield LLC Operating Agreement.

“Class B Units” means the Class B Units of Yield LLC, with such rights and privileges as set forth in the Yield LLC Operating Agreement.

“Class C Units” means the Class C Units of Yield LLC, with such rights and privileges as set forth in the Yield LLC Operating Agreement.

“Class D Units” means the Class D Units of Yield LLC, with such rights and privileges as set forth in the Yield LLC Operating Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Effective Time” has the meaning set forth in Section 1.1 of this Agreement.

“Election of Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a Class B Unit is entitled to be Exchanged, or the number of shares of Class C Common Stock for which a Class D Unit is entitled to be Exchanged.  On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“Original Exchange Agreement” has the meaning set forth in the recitals of this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 5.1 of this Agreement.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity, including any governmental entity.

“Requisite Holders” means, as of the applicable determination date, each Yield LLC Unitholder, if any, who, together with its Affiliates and Permitted Transferees, beneficially owns at least a majority of the then outstanding Yield LLC Units (excluding any Yield LLC Units held by the Corporation or any of its subsidiaries).

“Yield LLC Operating Agreement” means the Third Amended and Restated Operating Agreement of Yield LLC, dated on or about the date hereof, as such agreement may be amended from time to time in accordance with the terms thereof.

“Yield LLC Unit” means (i) each of the Class B Units or Class D Units of Yield LLC now or hereafter held by any Yield LLC Unitholder (ii) any other interest in Yield LLC that may be issued by Yield LLC in the future that is designated by the Corporation as a “Yield LLC Unit” for purposes of this Agreement.

“Yield LLC Unitholder” means NRG and any Permitted Transferee to whom NRG (or another Permitted Transferee) transfers some or all of the Yield LLC Units owned by such Person in accordance with the terms of the Yield LLC Operating Agreement (including Section 7.3 thereof).

ARTICLE II

SECTION 2.1  Exchange of Yield LLC Units for Class A and Class C Common Stock.

(a)                                 Each holder of Class B Units shall be entitled at any time, and from time to time, upon the terms and subject to the conditions hereof and the Yield LLC Operating Agreement, to surrender Class B Units to Yield LLC in exchange for the delivery to the exchanging Yield LLC Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of the Class B Units surrendered multiplied by the Exchange Rate (each such exchange, and each exchange of Class D Units for shares of Class C Common Stock described in the following sentence, an “Exchange”); provided that, (i) each Exchange shall be for a minimum of the lesser of 1,000 Class B Units or all of the Class B Units held by such Yield LLC Unitholder and (ii) such exchanging Yield LLC Unitholder must be the record holder of the number of shares of Class B Common Stock that is equal to the number of Yield LLC Units surrendered.  In addition, each holder of Class D Units shall be entitled at any time, and from time to time, upon the terms and subject to the conditions hereof and the Yield LLC Operating Agreement, to surrender Class D Units to Yield LLC in exchange for the delivery to the exchanging Yield LLC Unitholder of a number of shares of Class C Common Stock that is equal to the product of the number of the Class D Units surrendered multiplied by the Exchange Rate; provided that, (i) each Exchange shall be for a minimum of the lesser of 1,000 Class D Units or all of the Class D Units held by such Yield LLC Unitholder and (ii) such exchanging Yield LLC Unitholder must be the record holder of the number of shares of Class D Common Stock that is equal to the number of Yield LLC Units surrendered.

(b)                                 A Yield LLC Unitholder shall exercise its right to Exchange Yield LLC Units as set forth in Section 2.1(a) above by delivering to the Corporation and to Yield LLC a written election of exchange in respect of the Yield LLC Units to be exchanged substantially in the form of Exhibit A hereto (an “Election of Exchange”), duly executed by such holder or such holder’s duly authorized representative, in each case delivered during normal business hours at the principal executive offices of the Corporation and of Yield LLC.  An Election of Exchange may specify that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock or Class C Common Stock. or any merger, consolidation or other business combination.  Subject to (i) Section 2.4(b) of this Agreement, (ii) the payment by the applicable Yield LLC Unitholder of any amount required to be paid under Section 2.1 (c) and (iii) the surrender to Yield LLC of the unit certificates, if any, and duly executed unit powers associated with the Yield LLC Units subject to the Exchange, the Exchange shall be deemed to have been effected on (A) the Business Day immediately following receipt of the applicable Election of Exchange or (B) such later date specified in or pursuant to the applicable Election of Exchange (such date specified in clause (A) or (B), as applicable, the “Exchange Date”), and as promptly as practicable following the applicable Exchange Date, the Corporation shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or Class C Common Stock, as applicable, or, if there is no then-acting registrar and transfer agent of the Class A Common Stock or the Class C Common Stock, at the principal executive offices of the Yield LLC, the number of shares of Class A Common Stock or Class C Common Stock, as applicable, deliverable upon such Exchange, registered in the name of the relevant exchanging Yield LLC Unitholder (or its designee).  To the extent the Class A Common Stock or Class C Common Stock is settled through the facilities of The Depository Trust Company (the “DTC”), the Corporation will, subject to Section 2.1(c) below, upon the written instruction of an exchanging Yield LLC Unitholder, use its commercially reasonable efforts to deliver the shares of Class A Common Stock or Class C Common Stock deliverable to such exchanging Yield LLC Unitholder, through the facilities of the DTC, to the account of the participant of the DTC designated by such exchanging Yield LLC Unitholder.  Notwithstanding anything herein to the contrary, any exchanging Yield LLC Unitholder may withdraw or amend an Election of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Corporation and to Yield LLC, specifying (1) the number of Yield LLC Units being withdrawn, (2) the number of Yield LLC Units, if any, as to which the Election of Exchange remains in effect and (3) if such exchanging Yield LLC Unitholder so determines, a new Exchange Date or any other new or revised information permitted in an Election of Exchange.  On the Exchange Date, all rights of the exchanging Yield LLC Unitholder as a holder of such Yield LLC Units shall cease and such Yield LLC Units shall automatically be reclassified pursuant to Section 3.3 of the Yield LLC Operating Agreement and delivered to the Corporation by Yield LLC.  Such exchanging Yield LLC Unitholder shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock or Class C Common Stock, as applicable, on such date.  In connection with such Exchange, the Corporation shall automatically cancel shares of Class B Common Stock held by an exchanging holder of Class B Units in an amount equal to the number of Class B Units being exchanged in accordance with this Section 2.1 multiplied by the Exchange Rate, without any payment for such shares of Class B Common Stock; and the Corporation shall automatically cancel shares of Class D Common Stock held by an exchanging holder of Class D Units in an amount equal to the number of Class D Units being exchanged in accordance with this Section

2.1 multiplied by the Exchange Rate, without any payment for such shares of Class D Common Stock.  The Corporation shall take such actions as may be required to ensure the performance by Yield LLC of its obligations under this Section 2.1(b) and the foregoing Section 2.1(a).

(c)                                  Yield LLC, the Corporation and the exchanging Yield LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Yield LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock or Class C Common Stock are to be delivered in a name other than that of the Yield LLC Unitholder that requested the Exchange, then such Yield LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to Yield LLC the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Yield LLC that such tax has been paid or is not payable.

(d)                                 Each of the Corporation and Yield LLC covenants and agrees that it will not take any action that would pose a material risk that Yield LLC could be treated as a “publically traded partnership” for U.S.  federal income tax purposes.  Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of Yield LLC, such an Exchange would pose a material risk that Yield LLC would be a “publicly traded partnership” under Section 7704 of the Code.

(e)                                  For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Yield LLC Unitholder shall not be entitled to Exchange Yield LLC Units to the extent the Corporation or Yield LLC reasonably determines in good faith that such Exchange (i) would be prohibited by applicable law or regulation or (ii) would not be permitted under any other agreement with the Corporation or its subsidiaries to which such Yield LLC Unitholder is then subject (including, without limitation, the Yield LLC Operating Agreement) or any written policies of the Corporation or Yield LLC relating to insider trading then applicable to such Yield LLC Unitholder.  For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available.

SECTION 2.2  Adjustment.  The Exchange Rate shall be adjusted accordingly if there is:  (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Units, Class B Units, Class C Units and Class D Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock; (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock or Class C Common Stock that is not accompanied by an identical subdivision or combination of the Class A Units or Class B Units, or the Class C Units or Class D Units; (c) other than in connection with a Class A Common Stock Sale or a Class C Common Stock Sale, (1) any

issuance of shares of (x) Class A Common Stock or Class C Common Stock by the Corporation or (y) Class A Units or Class C Units to the Corporation that is not accompanied by (2) the issuance of an identical number of (x) Class A Units or Class C Units to the Corporation (in the case of clause (c)(1)(x)) or (y) shares of Class A Common Stock or Class C Common Stock (in the case of clause (c)(1)(y)), as applicable; or (d) (1) any issuance of (x) shares of Class B Common Stock or Class D Common Stock by the Corporation or (y) Class B Units or Class D Units to NRG or its Permitted Transferees that is not accompanied by (2) the issuance of an identical number of (x) Class B Units or Class D Units, as applicable to NRG or to any Permitted Transferee of NRG (in the case of clause (d)(1)(x)) or (y) shares of Class B Common Stock or Class D Common Stock to NRG or its Permitted Transferees (in the case of clause (d)(1)(y)).  If there is (i) any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock or the Class C Common Stock is converted or changed into another security, securities or other property or (ii) and any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction, then upon any subsequent Exchange, an exchanging Yield LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Yield LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any such subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock or Class C Common Stock is converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.  This Agreement shall apply to the Class A Units, Class B Units, Class C Units and Class D Units held by the Corporation, NRG and NRG’s Permitted Transferees as of the date hereof, as well as any Class A Units, Class B Units, Class C Units and Class D Units hereafter acquired by the Corporation, NRG or any of NRG’s Permitted Transferees.  This Agreement shall apply to, mutatis mutandis, and all references to “Class A Units” and “Class B Units” shall be deemed to include, any security, securities or other property of Yield LLC which may be issued in respect of, in exchange for or in substitution of Class A Units, Class B Units, Class C Units or Class D Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

SECTION 2.3  Class A Common Stock  and Class C Common Stock to be Issued.

(a)                                 The Corporation covenants and agrees to deliver shares of Class A Common Stock and Class C Common Stock, as applicable, that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Yield LLC Unitholder requesting the Exchange, the Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements.  The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock or the Class C Common Stock, as applicable, required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock or Class C Common Stock, as applicable may be listed or traded at the time of such delivery.

(b)                                 The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock and Class C Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock or Class C Common Stock, as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude Yield LLC from satisfying its obligations in respect of the Exchange of Yield LLC Units by delivery of Class A Common Stock or Class C Common Stock which is held in the treasury of the Corporation or Yield LLC or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock or Class C Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(c)                                  Prior to the effective date of this Agreement, the Corporation and Yield LLC will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such person pursuant to this Agreement).

(d)                                 If any Takeover Law (as defined below) or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation or Yield LLC shall use its commercially reasonable efforts to render such law or regulation inapplicable to all of the foregoing.

(e)                                  Each of the Corporation and Yield LLC covenants that all Class A Common Stock and Class C Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable, will pass to the applicable exchanging Yield LLC Unitholder free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by such exchanging Yield LLC Unitholder and will not be subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any person or entity.

(f)                                   No Exchange shall impair the right of the exchanging Yield LLC Unitholder to receive any distributions payable on the Yield LLC Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange.  For the avoidance of doubt, no exchanging Yield LLC Unitholder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Yield LLC Units exchanged by such holder and on Class A Common Stock received by such holder in such Exchange.

SECTION 2.4  Withholding; Certification of Non-Foreign Status.

(a)                                 If the Corporation or Yield LLC shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or Yield LLC, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, without limitation, at its option withholding shares of Class A Common Stock or Class C Common Stock with a fair market value equal to the minimum amount of any taxes which the Corporation or Yield LLC, as the case may be, may be required to withhold with respect to such Exchange.  To the extent that amounts (or property) are so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the appropriate Yield LLC Unitholder.

(b)                                 Notwithstanding anything to the contrary herein, each of Yield LLC and the Corporation may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging Yield LLC Unitholder deliver to Yield LLC or the Corporation, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b).  In the event Yield LLC or the Corporation has required delivery of such certification but an exchanging Yield LLC Unitholder is unable to do so, Yield LLC shall nevertheless deliver or cause to be delivered to the exchanging Yield LLC Unitholder the Class A Common Stock in accordance with Section 2.1 of this Agreement, but subject to potential withholding as provided in Section 2.4(a).

ARTICLE III

SECTION 3.1  Class A Common Stock and Class C Common Stock Sale.

(a)                                 In connection with any sale by the Corporation of one or more shares of Class A Common Stock or Class C Common Stock for cash, (a “Class A Common Stock Sale,” or a “Class C Common Stock Sale” respectively), the Corporation shall transfer the net cash proceeds from such sale (after deducting any underwriters’ discount and commissions and offering expenses payable by the Corporation) to Yield LLC.  Yield LLC shall either (i) issue Class A Units (in the case of a Class A Common Stock Sale) or Class C Units (in the case of a Class C Common Stock Sale) to the Corporation, as the managing member of Yield LLC, in exchange for such net cash proceeds, or (ii) use such net cash proceeds to purchase Yield LLC Units from one or more Yield LLC Unitholders, in accordance with Section 3.2(b) of the Yield LLC Operating Agreement and in exchange for the delivery to the Corporation of a number of shares of Class B Common Stock or Class D Common Stock, as applicable, that is equal to the product of the number of Yield LLC Units purchased multiplied by the Exchange Rate (a “Yield

LLC Unit Redemption”).  Alternatively, the Corporation may purchase Class B Units with the cash proceeds of the sale of Class A Common Stock, or Class D Units with the cash proceeds of the sale of Class C Common Stock, directly from NRG (in which case the corresponding Class B Common Stock or Class D Common Stock held by NRG would be surrendered and cancelled), and such Class B Units or the Class D Units purchased by the Corporation would then immediately convert to Class A Units or Class C Units, as applicable.  Upon the receipt of the shares of Class B Common Stock or Class D Common Stock specified in clause (ii) of this Section 3.1, the Corporation shall cause such shares to be cancelled.  To the extent the Class B Common Stock or Class D Common Stock is settled through the facilities of the DTC, the subject Yield LLC Unitholder(s) will use their commercially reasonable efforts to deliver the shares of Class B Common Stock or Class D Common Stock deliverable to the Corporation in a Yield LLC Redemption, through the facilities of the DTC, to the account of the participant of the DTC designated by the Corporation.

(b)                                 Yield LLC, the Corporation and the participating Yield LLC Unitholder(s) shall bear their own expenses in connection with the consummation of any Class A Common Stock Sale, except that the Yield LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Class A Common Stock Sale or Class C Common Stock Sale.

SECTION 3.2  Authorization and Issuance of Additional Units.  If the Corporation issues another class or series of equity securities (other than the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock), Yield LLC shall authorize and issue in accordance with Section 3.2(d) of the Yield LLC Operating Agreement, and the Corporation will use the net proceeds therefrom to purchase, an equal number of membership interests with designations, preferences and other rights and terms that are substantially the same as those of the Corporation’s newly-issued equity securities.  In the event the Corporation elects to redeem any shares of its Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or any other class or series of its equity securities for cash, Yield LLC will, immediately prior to such redemption, redeem an equal number of Class A Units, Class B Units, Class C Units, Class D Units, as applicable, or any other units of the corresponding classes or series, upon the same terms and for the same price as the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or other equity securities of the Corporation so redeemed.

ARTICLE IV

SECTION 4.1  Representations and Warranties of the Corporation and of Yield LLC.  Each of the Corporation and Yield LLC represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of the Corporation, to issue the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including without limitation, in the case of the Corporation, the issuance of the Class A Common Stock, Class B Common Stock,

Class C Common Stock and Class D Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part to the fullest extent of the Corporation’s Board of Directors’ or Yield LLC’s power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of “anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not (A) result in a violation of its Certificate of Incorporation or Bylaws or other organizational documents or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the it or by which any property or asset of it is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on it or its business, financial condition or results of operations.

SECTION 4.2  Representations and Warranties of the Yield LLC Unitholders.  Each Yield LLC Unitholder, severally and jointly, represents and warrants that (i) it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization or formation, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Yield LLC Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Yield LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (v) the execution, delivery and performance of this Agreement by such Yield LLC Unitholder and the consummation by such Yield LLC Unitholder of the transactions contemplated hereby will not (A) result in a violation of the Certificate of Incorporation or Bylaws or other organizational documents of such Yield LLC Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Yield LLC Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Yield LLC Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Yield LLC Unitholder of this Agreement.

ARTICLE V

SECTION 5.1  Additional Yield LLC Unitholders.  To the extent a Yield LLC Unitholder (including NRG) validly transfers any or all of its Yield LLC Units to another person in a transaction in accordance with, and not in contravention of, the Yield LLC Operating Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Yield LLC Unitholder hereunder; provided, however, that such Permitted Transferee shall be subject to any restrictions on Exchange that would have applied to the transferor.  To the extent Yield LLC issues Yield LLC Units in the future, then the holder of such Yield LLC Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Yield LLC Unitholder hereunder.

SECTION 5.2  Addresses and Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 5.2):

(a)           If to the Corporation or to Yield LLC, to:

211 Carnegie Center
Princeton, New Jersey 08540
Attention:  General Counsel

(b)           If to NRG, as a Yield LLC Unitholder to:

211 Carnegie Center
Princeton, New Jersey 08540
Attention:  General Counsel

(c)           If to any other Yield LLC Unitholder, to the address and other contact information set forth in the records of Yield LLC from time to time.

SECTION 5.3  Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 5.4  Binding Effect; No Third Party Beneficiaries.  This Agreement shall, from and after the Effective Time, be binding upon and inure to the benefit of all of the parties and their successors, executors, administrators, heirs, legal representatives and permitted assigns, including, without limitation and without the need for an express assignment, any Permitted Transferee, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Yield LLC Units in violation of the terms of the Yield LLC Operating Agreement or applicable law.  This Agreement shall not be assignable by the Corporation or Yield LLC without the prior written consent of NRG and the Requisite Holders.  In the event the

Corporation or Yield LLC or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either case, as a condition to such consolidation, merger or transfer, proper provisions shall be made such that the successors and assigns of the Corporation or Yield LLC, as the case may be, will assume its obligations set forth in this Agreement, and this Agreement shall be enforceable against such successors and assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 5.5  Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.6  Integration.  This Agreement, together with the Yield LLC Operating Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 5.7  Amendment.  The provisions of this Agreement may be amended, supplemented, waived or modified only by the affirmative vote or written consent of each of the Corporation, Yield LLC, NRG and the Requisite Holders; provided, however, that no such amendment, supplement, waiver or modification shall (i) materially alter or change any rights or obligations of any Yield LLC Unitholders in a manner that is different or prejudicial relative to any other Yield LLC Unitholders, without the prior written consent of at least two-thirds (2/3) in interest of the Yield LLC Unitholders (based on the number of Yield LLC Units held by such holders) affected in such a different or prejudicial manner or (ii) alter, supplement or amend the Exchange Rate as adjusted from time to time pursuant to Section 2.2 hereof (or the adjustments provided therein) without the prior written consent of each affected Yield LLC Unitholder.  Notwithstanding the foregoing, the Corporation, Yield LLC and NRG, without the consent of any Requisite Holders, may amend, supplement, waive or modify any term of this Agreement to cure any ambiguity, mistake, defect or inconsistency contained herein.

SECTION 5.8  Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 5.9  Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration.  The arbitration shall take place in Wilmington, Delaware and be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect (except as they may be modified by mutual agreement of the Corporation, Yield LLC, NRG and the Requisite Holders).  The arbitration shall be conducted by three neutral, impartial and independent arbitrators, who shall be appointed by the AAA, at least one of whom shall be a retired judge or a senior partner at one of the nationally recognized Delaware-based law firms.  The arbitration award shall be final and binding on the parties.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.  The costs of the arbitration shall be borne by the Corporation.  Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)           Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 5.9 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c)           EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, IN EACH CASE, SITTING IN THE CITY OF WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 5.9, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award.  The parties acknowledge that the forum designated by this paragraph (c) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(d)           The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 5.9 and such parties agree not to plead or claim the same, and agree that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 5.2.

SECTION 5.10  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.10.

SECTION 5.11  Tax Treatment.  This Agreement shall be treated as part of the partnership agreement of Yield LLC as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.  Each party hereto agrees to report each Exchange as a taxable sale of Class B Units or Class D Units, by the applicable Yield LLC Unitholder to the Corporation in exchange for Class A Common Stock (in conjunction with the cancellation of Class B Common Stock), or for the Class C Common Stock (in conjunction with the cancellation of Class D Common Stock) and no party shall take a contrary position on any income tax return.

SECTION 5.12  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 5.13  Independent Nature of Yield LLC Unitholders’ Rights and Obligations.  The obligations of each Yield LLC Unitholder hereunder are several and not joint with the obligations of any other Yield LLC Unitholder, and no Yield LLC Unitholder shall be responsible in any way for the performance of the obligations of any other Yield LLC Unitholder hereunder.  The decision of each Yield LLC Unitholder to enter into to this Agreement has been made by such Yield LLC Unitholder independently of any other Yield LLC Unitholder.  Nothing contained herein, and no action taken by any Yield LLC Unitholder pursuant hereto, shall be deemed to constitute an action of the Yield LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Yield LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Yield LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 5.14  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

NRG YIELD, INC.

By:	/s/ Kirkland Andrews
Name: Kirkland Andrews
Title: Executive Vice President and
Chief Financial Officer

NRG YIELD LLC

By:	/s/ Kirkland Andrews
Name: Kirkland Andrews
Title: Executive Vice President and
Chief Financial Officer

NRG ENERGY, INC.

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Senior Vice President and Treasurer

 [Signature Page to Amended and Restated Exchange Agreement]

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

NRG Yield, Inc.

211 Carnegie Center

Princeton, New Jersey 08540

Attention:  General Counsel

NRG Yield LLC

211 Carnegie Center

Princeton, New Jersey 08540

Attention:  General Counsel

Reference is hereby made to the Amended and Restated Exchange Agreement, dated as of May 14, 2015, as amended (the “Exchange Agreement”), by and among NRG Yield, Inc., a Delaware corporation, NRG Yield LLC, a Delaware limited liability company, NRG Energy, Inc., a Delaware corporation, and the other Persons from time to time party thereto (as Yield LLC Unitholders).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Yield LLC Unitholder hereby transfers to the Corporation, for the account of Yield LLC, the number of Yield LLC Units set forth below in Exchange for shares of Class A Common Stock or Class C Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement.  [The foregoing transfers shall be [effective as of                     ][and] [conditioned upon satisfaction of the following conditions:                     .](1)

Legal Name of Yield LLC Unitholder:

Address:

Number of Yield LLC Class B Units to be Exchanged:

Number of Yield LLC Class D Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable

(1)  Insert Exchange Date and/or contingency, if applicable.

A-1

bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Yield LLC Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim;  (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Yield LLC Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Yield LLC Units; and (v) the undersigned is the record holder of shares of Class B Common Stock or Class D Common Stock in an amount equal to at least the number of Yield LLC Units subject to this Election of Exchange and will retain ownership of such minimum number of shares of Class B Common Stock or Class D Common Stock, as applicable, through the Exchange Date.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or Yield LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to (i) transfer to the Corporation (A) for the account of Yield LLC, the Yield LLC Units subject to this Election of Exchange and (B) the number of shares of Class B Common Stock or Class D Common Stock, as applicable, equal to the number of Yield LLC Units subject to this Election and Exchange (for redemption and cancellation) and (ii) deliver to the undersigned the shares of Class A Common Stock or Class C Common Stock to be delivered in Exchange for such Yield LLC Units.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

A-2

EXHIBIT B

FORM OF
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the amended and restated Exchange Agreement, dated as of May 14, 2015 (as amended, the “Exchange Agreement”), by and among NRG Yield, Inc., a Delaware corporation, NRG Yield LLC, a Delaware limited liability company, NRG Energy, Inc., a Delaware corporation, and the other Persons from time to time party thereto (as Yield LLC Unitholders).  Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement.  This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.  In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Yield LLC Units.  By signing and returning this Joinder Agreement to the Corporation and to Yield LLC, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a holder of Yield LLC Units contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Yield LLC Unitholder thereunder and (ii) makes each of the representations and warranties of a Yield LLC Unitholder set forth in Section 3.2 of the Exchange Agreement as fully as if such representations and warranties were set forth herein.  The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Yield LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices	With copies to:

Attention:

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